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                                                               Exhibit 99.h.4

                                   SCHEDULE A
                       TO THE SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                      SEI INVESTMENTS MUTUAL FUNDS SERVICES
                                       AND
                        HIGHMARK CAPITAL MANAGEMENT, INC.

NAME OF FUND

HighMark California Tax-Free Money Market Fund
HighMark Diversified Money Market Fund
HighMark U.S. Government Money Market Fund
HighMark 100% U.S. Treasury Money Market Fund
HighMark Balanced Fund
HighMark Growth Fund
HighMark Income Equity Fund
HighMark Bond Fund
HighMark Intermediate-Term Bond Fund
HighMark California Intermediate Tax-Free Bond Fund
HighMark Value Momentum Fund
HighMark Emerging Growth Fund
HighMark International Fund
HighMark Small Cap Value Fund
HighMark Core Equity Fund

and any other portfolios hereafter created by the Trust.


SEI INVESTMENTS MUTUAL                 HIGHMARK CAPITAL
FUNDS SERVICES                         MANAGEMENT, INC.

By:                                    By:
     ------------------                    -------------------

Title:                                 Title:
       -----------------                      ----------------


Dated:  As of January 1, 2000